UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Waste Management, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WASTE MANAGEMENT, INC.

SUPPLEMENT TO PROXY STATEMENT DATED MARCH 27, 2018

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2018

This Supplement provides updated information with respect to the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Waste Management, Inc. (the “Company”) to be held on May 14, 2018.

On March 27, 2018, the Company commenced mailing a Notice of Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement describes a recent change in the proposed nominees for election to the Board of Directors of the Company (the “Board”) and a change to reduce the number of directors of the Company to eight. Please read this Supplement in conjunction with the Notice and Proxy Statement.

Withdrawal of Nominee for Election as Director

On April 10, 2018, Mr. Bradbury H. Anderson notified the Company of his decision to resign from his positions as Chairman of the Board and as a director of the Company, effectively immediately.  Mr. Anderson resigned due to personal reasons and not due to any disagreement on any matter relating to the Company’s operations, policies or practices.  Due to his resignation, Mr. Anderson’s name has been withdrawn from nomination for re-election to the Board at the Annual Meeting.  The Board has determined that it will not nominate a replacement director for election at the Annual Meeting.

In accordance with the Company’s By-Laws, Mr. Thomas H. Weidemeyer, Chairman of the Nominating and Governance Committee of the Board, will perform the duties of the Chairman of the Board on an interim basis until a successor is elected by the members of the Board.

Board Determination to Set the Number of Directors as Eight

The Board has reduced the number of directors that shall constitute the Board of the Company to eight.

Voting Matters

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

The eight remaining nominees for election to the Board are named in the Notice and Proxy Statement. Notwithstanding Mr. Anderson’s withdrawal, the proxy card included with the Notice and Proxy Statement remains valid, and no new proxy cards will be distributed.  All proxy cards and voting instructions returned by stockholders will be voted at the Annual Meeting unless revoked, except that any votes cast with respect to Mr. Anderson will be disregarded because he is no longer standing for re-election.  If you have not yet returned your proxy card or submitted your voting instructions, please complete the proxy card or submit voting instructions so that your vote will be counted at the Annual Meeting.

None of the other proposals set forth in the Notice and Proxy Statement, or votes cast thereon, are affected by this Supplement.  Information regarding how to vote your shares, or change your vote, is available in the Proxy Statement. The Notice and Proxy Statement and this Supplement are available at www.wm.com under Investor Relations — Financial Reporting. This Supplement is being made available on or about April 13, 2018.